LUXFER HOLDINGS PLC LONG-TERM UMBRELLA INCENTIVE PLAN 1. Purpose of the Plan The purpose of the Plan is to attract and retain high-quality senior employees in an environment where compensation levels are based on global market practice, to align rewards of employees with returns to shareholders and to reward the achievement of business targets and key strategic objectives. The Plan is designed to serve these goals by providing such employees with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company. Award grants are intended to be determined annually, but may be made on other occasions, such as recruitments. 2. Definitions As used in the Plan or in any instrument governing the terms of any Award, unless stated otherwise, the following definitions apply to the terms indicated below: (a) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock Based Award, or Cash Incentive Award granted to a Participant pursuant to the Plan. (b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award. (c) “Beneficiary” means a person designated in writing by the Participant to receive any amounts due to the Participant hereunder in the event of the Participant’s death or, absent any such designation, the Participant’s estate. Such designation, if any, must be on file with the Company prior to the Participant’s death. (d) “Board” means the Board of Directors of Luxfer. (e) “Cash Incentive Award” means an award granted pursuant to Section 9 of the Plan. (f) “Cause” means (i) if the Participant is a party to an employment agreement with the Company and such agreement provides for a definition of Cause or the grounds for summary dismissal, the definition of Cause contained therein or such grounds for summary dismissal, as applicable, or (ii) if no such agreement exists or if such agreement does not define Cause and does not provide for the grounds for summary dismissal, such conduct of a Participant that constitutes grounds for summary dismissal, as determined by the Company in its sole discretion. For the avoidance of doubt, grounds for summary dismissal will include, without limitation, (i) gross misconduct, gross incompetence or any other material breach of obligations to the Company, (ii) commission of any criminal offence other than a road traffic offence or any other offence which does not result in a custodial sentence and in the reasonable opinion of the Company does not affect the Participant’s employment, (iii) becoming bankrupt or making any formal arrangement or composition with the Participant’s creditors generally, (iv) disqualification from being a director of any company by reason of an order made by any competent court other than by reason of mental or physical disability; (v) engaging in any conduct which brings the Participant or the Company into disrepute. (g) “Change in Control” means, unless otherwise defined in the Award Agreement, the occurrence of any of the following after the Effective Date: (i) any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s outstanding securities (other than any Person who was a “beneficial owner” of securities of the Company representing 40% or more of the combined voting power of the Company’s outstanding securities prior to the Effective Date); or (ii) dissolution or liquidation of the Company; or (iii) material reconstruction or significant demerger; or (iv) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to the Effective Date whose appointment to fill a vacancy or to fill a new Board position was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s shareholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (iv), considered as though he were a member of the Incumbent Board; or (v) the occurrence of any of the following of which the Incumbent Board does not approve: (A) merger or consolidation in which the Company is not the surviving corporation or (B) sale of all or substantially all of the assets of the Company; or (vi) consummation of a plan of reorganization, merger or consolidation of the Company with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan of reorganization are exchanged or converted into cash or property or securities not issued by the Company, which was approved by shareholders pursuant to a proxy statement soliciting proxies from shareholders of the Company, by someone other than the then current management of the Company. (h) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder. (i) “Committee” means the Remuneration Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan. (j) “Company” means Luxfer and all of its Subsidiaries, collectively. (k) “Director EIP” means the Luxfer Non-Executive Directors Equity Incentive Plan, as it may be amended from time to time. (l) “Disability” means any physical or mental impairment which qualifies a Participant for (i) disability benefits under any long-term disability plan maintained by the Company, (ii) workers’ compensation total disability benefits, (iii) Social Security disability 2 benefits, or (iv) as otherwise determined by the Board. For purposes of the Plan, a Participant’s employment shall be deemed to have terminated as a result of Disability on the date as of which he or she is first entitled to receive disability benefits under such policy, law or regulation or such other date as the Committee shall determine in its sole discretion; provided that with respect to any Award that is subject to Section 409A of the Code, if such Award provides for any payment or distribution upon a Participant’s (i) Disability, then “Disability” shall have the meaning given to such term in Section 1.409A-3(i)(4) of the Treasury Regulations or (ii) termination of employment as a result of Disability, then such Participant’s employment shall be deemed to have terminated as a result of Disability on the date on which such Participant experiences a separation from service within the meaning of Section 409A of the Code and regulations promulgated thereunder. (m) “Effective Date” means October 2, 2012. (n) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time. (o) “Executive Officers” shall mean the Chief Executive Officer, the Chief Financial Officer, Corporate Secretary and other members of the Executive Leadership Team of Luxfer. (p) “Exercise Price” means the price per Share at which a holder of an Option or a Stock Appreciation Right may purchase Shares or exercise a Stock Appreciation Right, as applicable. (q) “Fair Market Value” means, with respect to a Share, as of the applicable date of determination (i) (x) for purposes of Sections 3(c) and 6(a) hereof, the closing price per Share on the trading day immediately preceding such date as reported on the New York Stock Exchange and (y) for all other purposes, the closing price per Share on that date as reported on the New York Stock Exchange (or if not reported, the closing price per Share on the trading day immediately preceding such date as reported on the New York Stock Exchange) or (ii) if not so reported, as determined by the Committee in its sole discretion using a reasonable valuation method taking into account, to the extent applicable, the requirements of Section 409A of the Code. (r) “Luxfer” means Luxfer Holdings PLC, incorporated in England and Wales, and any successor thereto. (s) “Nonqualified Stock Option” means an Option that is not intended to meet the requirements of Section 422 of the Code or that otherwise does not meet such requirements. (t) “Option” means a right granted to a Participant pursuant to Section 6 to purchase a specified amount of Shares at an Exercise Price. (u) “Ordinary Shares” means Luxfer’s ordinary shares, nominal value £0.50 per share, or any other security into which the ordinary shares shall be changed pursuant to the adjustment provisions of Section 12 of the Plan. 3

(v) “Other Stock Based Award” means an equity-based or equity-related award, other than an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit, granted to a Participant pursuant to Section 10, including a nil or nominal cost right to acquire Shares. (w) “Participant” means an employee of the Company who is eligible to participate in the Plan and to whom one or more Awards have been granted pursuant to the Plan. (x) “Performance-Based” means, with respect to an Award, an Award that vests, in whole or in part, on the basis of one or more Performance Targets that are imposed on such Award pursuant to Section 11. (y) “Performance Measures” means such measures as are described in Section 11 on which Performance Targets are based in respect of Performance-Based Awards. (z) “Performance Percentage” means the factor determined pursuant to a Performance Schedule that is to be applied to a Target Award and that reflects actual performance compared to the Performance Target. (aa) “Performance Period” means the period of time during which the Performance Targets must be met in order to determine the degree of payout and/or vesting with respect to a Performance-Based Award. Performance Periods for different Awards may be overlapping. (bb) “Performance Schedule” means a schedule or other objective method for determining the applicable Performance Percentage to be applied to each Target Award. (cc) “Performance Target” means performance goals and objectives with respect to Performance Measures for a Performance Period. (dd) “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act. (ee) “Personal Data” means the name, home address, email address and telephone number, date of birth, social security number or equivalent of a Participant, details of all rights to acquire Shares or other securities or cash granted to the Participant and of Shares or other securities issued or transferred or cash paid to the Participant pursuant to the Plan and any other personal information which could identify the Participant and is necessary for the administration of the Plan. (ff) “Plan” means this Luxfer Holdings PLC Long-Term Umbrella Incentive Plan, as it may be amended from time to time. (gg) “Restricted Stock” means Shares awarded to a Participant pursuant to Section 7 subject to a substantial risk of forfeiture. (hh) “Restricted Stock Unit” means a right to receive a number of Shares subject to the Award or the value thereof as of the specified date granted to a Participant pursuant to Section 8. 4

(ii) “Securities Act” means the United States Securities Act of 1933, as amended. (jj) “Share” means an Ordinary Share. (kk) “Stock Appreciation Right” means a right granted to a Participant under Section 6. (ll) “Subsidiary” shall mean any entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by Luxfer. (mm) “Target Award” means a target Award determined by the Committee to be payable upon satisfaction of any applicable Performance Targets. (nn) “Time-Based“ means, with respect to an Award, an Award that vests solely on the basis of continued employment. (oo) “Transfer” means, with respect to any Award, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or disposition of such Award, whether for or without consideration. “Transferee”, “Transferred” and “Transferability” shall have correlative meanings. (pp) “U.S.” shall mean the United States of America. 3. Term; Stock Subject to the Plan; Limitations on Individual Awards (a) Term of the Plan Unless the Plan shall have been earlier terminated by the Company, Awards may be granted under the Plan at any time in the period commencing on the Effective Date and ending immediately prior to the tenth anniversary of the Effective Date. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. (b) Stock Subject to the Plan The maximum number of Shares that initially may be available for Awards under the Plan and awards under the Director EIP, in the aggregate, shall be a number equal to 2,010,820, which represents 7.4% of the outstanding share capital of Luxfer as of the Effective Date. The maximum referred to in the preceding sentences of this paragraph shall be subject to adjustment as provided in Section 12. The Board may, subject to any applicable law, from time to time increase the maximum number of Shares that may be available for Awards under the Plan. The Company may satisfy its obligation to deliver Shares under the Plan in any manner permitted by law, including without limitation, by issuing new Shares that are authorized for issuance, using treasury shares or causing an employee benefit trust or any other trust to deliver Shares. For purposes of the preceding paragraph, Shares covered by Awards shall only be counted as used to the extent they are actually transferred or delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan. For purposes of clarification, in accordance with the preceding sentence, if an Award is settled for cash or if 5

Shares are withheld to pay the Exercise Price of an Option or to satisfy any tax withholding requirement in connection with an Award, only the shares transferred or delivered (if any), net of the shares withheld or paid, will be deemed transferred or delivered for purposes of determining the number of Shares that are available for transfer and delivery under the Plan or the Director EIP. In addition, if Shares are transferred or delivered subject to conditions which may result in the forfeiture, cancellation or return of such Shares to the Company, any portion of the Shares forfeited, cancelled or returned shall thereafter be treated as not transferred or delivered pursuant to the Plan. In addition, if Shares owned by a Participant (or such Participant’s permitted transferees as described in the Plan) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Award, the number of Shares tendered shall be added to the number of Shares that are available for delivery under the Plan or the Director EIP. Shares covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3(b). (c) Individual Award Limits; Valuation Unless otherwise determined by the Committee, the maximum value of the Awards granted under the Plan in any calendar year shall not exceed in the aggregate: (i) 220% of base salary for the Chief Executive Officer, (ii) 150% of base salary for the Chief Financial Officer and other members of the Executive Leadership Team of Luxfer (other than the Chief Executive Officer), and (iii) 100% of base salary for other Participants. For purposes of these individual limits, the Awards shall be valued as follows: (i) Time-Based Restricted Stock and Time-Based Restricted Stock Units shall be valued at the Fair Market Value of Shares subject to the Award on the date of grant; (ii) Options and Stock Appreciation Rights shall be valued at one-third of the Fair Market Value of Shares subject to the Award on the date of grant; (iii) Performance- Based Restricted Stock and Performance-Based Restricted Stock Units shall be valued at 50% of the Fair Market Value on the date of grant of the Target Award; (iv) Cash Incentive Awards shall be valued at the maximum cash value payable under the Award, and (v) Other Stock Based Awards shall be valued, as determined by the Committee in good faith at the time of grant, by reference to the Fair Market Value of Shares subject to the Award at the time of grant. 4. Administration of the Plan The Plan shall be administered by the Committee. The Committee shall, consistent with the terms of the Plan, from time to time designate those employees of the Company who shall be granted Awards under the Plan and the amount, type and other terms and conditions of such Awards. The Committee, in its discretion and consistent with applicable law and regulations, may delegate its authority and duties under the Plan to any other individual or committee as it deems to be advisable, under any conditions and subject to any limitations that the Committee may establish, except that the Committee may not delegate its authority with respect to establishing the terms and conditions of Awards made to the Executive Officers of the Company. The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms 6 of any Award (and any Award Agreement) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. The employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Participant is employed by a Subsidiary of Luxfer and such Subsidiary ceases to be a Subsidiary of Luxfer, unless the Committee determines otherwise. On or after the date of grant of an Award under the Plan, the Committee may (i) accelerate the date on which any such Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Award; provided that the Committee shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code or any other applicable law. Without limiting the generality of the foregoing, in order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative version of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan for any other purpose. Decisions of the Committee shall be final, binding and conclusive on all parties. To the extent permitted by applicable law, (i) no member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and (ii) the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan. 5. Eligibility; Award Agreements; Non-Transferability (a) The Committee shall select from time to time the employees of the Company who are eligible to receive Awards pursuant to the Plan, including those key employees who are largely responsible for the management, growth and protection of the business of the Company. (b) Employees of Subsidiaries may participate in the Plan upon approval of Awards to such employees by the Committee. A Subsidiary’s participation in the Plan may be conditioned upon the Subsidiary’s agreement to reimburse Luxfer for costs and expenses of such participation, as determined by Luxfer. The Committee may terminate the Subsidiary’s participation in the Plan at any time and for any reason. If a Subsidiary’s participation in the Plan shall terminate, such termination shall not relieve it of any obligations theretofore incurred 7 by it under the Plan, except with the approval of the Committee, and the Committee shall determine, in its sole discretion, the extent to which employees of the Subsidiary may continue to participate in the Plan with respect to previously granted Awards. Unless the Committee determines otherwise, a Subsidiary’s participation in the Plan shall terminate upon the occurrence of any event that results in such entity no longer constituting a Subsidiary as defined herein; provided, however, that such termination shall not relieve such Subsidiary of any of its obligations to Luxfer theretofore incurred by it under the Plan, except with the approval of the Committee. Notwithstanding the foregoing, unless otherwise specified by the Committee, upon any such Subsidiary ceasing to be a Subsidiary as defined herein, the Participants employed by such Subsidiary shall be deemed to have terminated employment for purposes of the Plan. With respect to Awards subject to Section 409A of the Code, for purposes of determining whether a distribution is due to a Participant, such Participant’s employment shall be deemed terminated as described in the preceding sentence only if the Committee determines that a separation from service (within the meaning of Section 409A of the Code and regulations promulgated thereunder) has occurred. (c) Each Award granted under the Plan shall be evidenced by an Award Agreement in form and substance approved by the Committee. Except as otherwise determined by the Committee, an Award may not be Transferred. 6. Options and Stock Appreciation Rights The Committee may from time to time grant Time-Based Options that are Nonqualified Stock Options and Time-Based Stock Appreciation Rights, subject to the following terms and conditions: (a) Evidence of Grant The Award Agreement evidencing the grants of Options and Stock Appreciation Rights shall include the amount of Shares subject to an Award, the Exercise Price, vesting conditions (as set forth below) and such additional provisions as may be specified by the Committee. The Exercise Price per Share covered by any Option or Stock Appreciation Right shall be not less than 100% of the Fair Market Value of a Share on the date on which such Option or Stock Appreciation Right is granted. (b) Vesting Unless otherwise determined by the Committee, each Option or Stock Appreciation Right shall become vested and exercisable with respect to one-third of the Shares subject to the Award on each of the first three anniversaries from the date of grant provided the Participant is continuously employed through each such respective anniversary. (c) Exercise Period No Option or Stock Appreciation Right shall be exercisable after the expiration of ten years from the date such Option or Stock Appreciation Right is granted. (d) Exercise of Options and Stock Appreciation Rights 8

Each Option or Stock Appreciation Right may, to the extent vested and exercisable, be exercised in whole or in part. The partial exercise of an Option or Stock Appreciation Right shall not cause the expiration, termination or cancellation of the remaining portion thereof. An Option or Stock Appreciation Right shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation, in the case of an Option, through net physical settlement or other method of cashless exercise. The Exercise Price of an Option must be paid in full when the Option is exercised. For the avoidance of doubt, the preceding sentence will not prevent the Exercise Price being paid from the proceeds pursuant to the prompt sale of Shares acquired upon exercise or the Participant entering into other permissible arrangements, agreed by the Committee, for procuring payment of the aggregate Exercise Price. (e) Payment in Cash or Shares. Upon exercise, a Stock Appreciation Right may be settled for cash or Shares or a combination of cash and Shares, in the discretion of the Committee, and as described in the Award Agreement. If a Stock Appreciation Right is settled for cash, the Company shall make a payment to the Participant equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise over the Exercise Price, for each Share for which a Stock Appreciation Right was exercised. If the Stock Appreciation Right is settled for Shares, the Company shall deliver to the Participant a number of Shares in the amount equal to the cash payment amount that would have been payable if the Stock Appreciation Right was settled in cash divided by the Fair Market Value of a Share on the date of exercise, rounded down to the nearest whole number of Shares. (f) Termination of Employment. Subject to the discretion of the Committee, upon the termination of the Participant’s employment for any reason other than for Cause, (i) the portion of an Option or a Stock Appreciation Right that has not become vested or exercisable as of the date of such termination shall immediately lapse and (ii) except as otherwise provided in the Plan or in the applicable Award Agreement, the portion of the Option or a Stock Appreciation Right that is vested or exercisable as of the date of termination of employment will lapse on the first anniversary of the date of termination of employment to the extent not theretofore exercised. In the event of the termination of the Participant’s employment for Cause, all Shares subject to an Option or a Stock Appreciation Right, whether then vested or exercisable or not, shall immediately lapse on such termination. 7. Restricted Stock The Committee may from time to time grant Time-Based and Performance-Based Restricted Stock, subject to the following terms and conditions: (a) Grant of Restricted Stock At the time of grant, the Committee shall determine, in its discretion, the terms and conditions that will apply to Restricted Stock granted pursuant to this Section 7. Time-Based Restricted Stock shall vest with respect to one-third of the Shares subject to the Award on each 9 of the first three anniversaries from the date of grant provided the employee is continuously employed through each such respective anniversary. (b) Issuance of Restricted Stock; Rights of Participants As soon as practicable after Restricted Stock has been granted, Restricted Stock shall be transferred to the Participant. Shares of Restricted Stock may be evidenced in such manner as the Committee shall determine. Except as otherwise determined by the Committee, the Participant will have all rights of a shareholder with respect to the Shares of Restricted Stock, including the right to vote and to receive dividends or other distributions, except that the Shares may be subject to a vesting schedule and forfeiture and may not be Transferred until the restrictions are satisfied or lapse. The Committee may enforce any restrictions that the Committee may impose on Restricted Stock in such manner as the Committee shall determine, including legends, custody accounts or any other restrictions on transfer. (c) Dividends The Committee may provide that any dividends declared on the Restricted Stock before they are vested shall either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions that apply to the Shares of Restricted Stock to which they relate, or (ii) be credited by the Company to an account for the Participant and accumulated with or without interest until the date upon which the Shares of Restricted Stock to which they relate become vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant. In cases where dividends are reinvested, the number of additional Shares shall be determined by first (i) multiplying the number of Shares of Restricted Stock subject to an Award on the dividend payment date by the per-Share dollar amount of the dividend so paid, and then (ii) dividing the resulting amount by the Fair Market Value of Shares on the dividend payment date, with the number of Shares rounded down to the nearest whole number and the cash balance remaining being carried forward and added to the dividend amounts (if any) paid on the next occasion. If Shares of Restricted Stock subject to an Award are forfeited, the additional Shares that relate to such Restricted Stock shall also be forfeited.” (d) Termination of Employment. Subject to the discretion of the Committee, upon the termination of the Participant’s employment for any reason other than for Cause, (i) all Shares underlying Time-Based Restricted Stock that have not yet become vested as of the date of the Participant’s termination shall be immediately forfeited by the Participant and the Participant shall have no further rights with respect thereto and (ii) the Performance-Based Restricted Stock shall vest with respect to the number of Shares underlying such Award equal to (a) the number of Shares underlying such Award that would have been vested in the Participant for the full Performance Period, as determined by the Committee in its sole discretion, taking into account actual performance results as of the date of termination multiplied by (b) a fraction, the numerator of which is the number of days during such Performance Period that have elapsed prior to (and including) the 10 date of termination and the denominator of which is the total number of days in such Performance Period, rounded down to the nearest whole number of Shares. Any portion of a Performance-Based Restricted Stock that does not vest pursuant to the clause (ii) of the preceding sentence shall be immediately forfeited by the Participant as of the termination and the Participant shall have no further rights with respect thereto. In the event of the termination of the Participant’s employment for Cause, all unvested Restricted Stock shall be immediately forfeited by the Participant as of the termination and the Participant shall have no further rights with respect thereto. 8. Restricted Stock Units The Committee may from time to time grant Time-Based and Performance-Based Restricted Stock Units, subject to the following terms and conditions: (a) Grant of Restricted Stock Units At the time of grant, the Committee shall determine, in its discretion, the terms and conditions that will apply to Restricted Stock Units granted pursuant to this Section 8. Unless otherwise determined by the Committee, Time-Based Restricted Stock Units shall vest with respect to one-third of the Shares subject to the Award on each of the first three anniversaries from the date of grant provided the Participant is continuously employed through each such respective anniversary. (b) Dividend Equivalents The Committee shall provide for the payment of dividend equivalents with respect to Restricted Stock Units. The Company shall credit the Participant with additional Restricted Stock Units as of each date on which the Company pays a cash dividend on Shares, the number of which shall be determined by first (i) multiplying the number of Restricted Stock Units subject to an Award on the dividend payment date by the per-Share dollar amount of the dividend so paid, and then (ii) dividing the resulting amount by the Fair Market Value of Shares on the dividend payment date. Additional Restricted Stock Units shall be subject to the same restrictions, including but not limited to vesting, Transferability and payment restrictions, that apply to the Restricted Stock Units to which they relate. If the Restricted Stock Units subject to an Award are forfeited, the additional Restricted Stock Units that relate to such Restricted Stock Units shall also be forfeited. (c) Form and Timing of Settlement Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement, provided that with respect to any Restricted Stock Units subject to Section 409A of the Code such payment will occur in a manner that would not cause any tax to become due under Section 409A of the Code. Restricted Stock Units may be settled for cash, Shares, or a combination of both, as determined by the Committee and set forth in the Award Agreement. The Committee may permit Participants to request the deferral of payment of vested Restricted Stock Units (including the value of related dividend equivalents, if any) to a date later than the payment date specified in the 11

Award Agreement, provided that with respect to any Restricted Stock Units subject to Section 409A of the Code such deferral will be made in a manner that would not cause any tax to become due under Section 409A of the Code. (d) Termination of Employment. Subject to the discretion of the Committee, upon the termination of the Participant’s employment for any reason other than for Cause, (i) all Shares underlying Time-Based Restricted Stock Units that have not yet become vested as of the date of the Participant’s termination shall be immediately forfeited by the Participant, and (ii) the Performance-Based Restricted Stock Units shall vest and be settled in cash or Shares with respect to the number of Shares underlying such Award equal to (a) the number of Shares underlying such Award that would have been delivered to the Participant for the full Performance Period, as determined by the Committee in its sole discretion, taking into account actual performance results as of the date of termination multiplied by (b) a fraction, the numerator of which is the number of days during such Performance Period that have elapsed prior to (and including) the date of termination and the denominator of which is the total number of days in such Performance Period, rounded down to the nearest whole number of Shares. Any portion of a Performance-Based Restricted Stock Units Award that does not vest pursuant to the clause (ii) of the preceding sentence shall be immediately forfeited by the Participant as of the termination and the Participant shall have no further rights with respect thereto. In the event of the termination of the Participant’s employment for Cause, all Restricted Stock Units shall be immediately forfeited by the Participant as of the termination and the Participant shall have no further rights with respect thereto. 9. Cash Incentive Awards The Committee may from time to time grant Cash Incentive Awards. At the time of grant, the Committee shall determine, in its discretion, the terms and conditions that will apply to Cash Incentive Awards granted pursuant to this Section 9. Cash Incentive Awards may be settled in cash or in other property, including Shares, as determined by the Committee at the time of grant. Unless otherwise determined by the Committee, all Cash Incentive Awards shall be granted upon satisfaction of applicable performance conditions and shall be deferred for at least two years, subject to continued service of the Participant. If during such deferral period the Company restates its financial results based on which the Cash Incentive Award was computed, the Participant shall forfeit the excess of the amount of the Cash Incentive Award over what he would have received based on the restated financial results. Upon the termination of the Participant’s employment for any reason other than for Cause, the Cash Incentive Award held by the Participant shall become vested in full and payable within 30 days after the termination of the Participant’s employment, except (i) if the Participant is subject to United States taxation and the Cash Incentive Award is subject to Section 409A of the Code, the payment of the Cash Incentive Award shall not be accelerated and (ii) if the Committee, in its sole discretion, reasonably believes that there is more than minimal risk of a restatement of the Company’s financial results during the original deferral period, the Cash Incentive Award shall be treated as if the Participant remained employed through the original payment date set forth in the Award. In the event of the termination of the Participant’s employment for Cause, all outstanding Cash Incentive Awards 12 shall be forfeited by the Participant and the Participant shall have no further rights with respect thereto. 10. Other Stock Based Awards The Committee may grant Other Stock Based Awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock Based Award may (i) involve the transfer of Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, and (ii) be Time-Based or Performance-Based; provided that each Other Stock Based Award shall be denominated in, or shall have a value determined by reference to, a number of Shares that is specified at the time of the grant of such award. The UK schedule hereto or applicable Award Agreement shall specify the consequences, if any, on the Award of the Participant’s termination of employment; provided that in the event of the termination of the Participant’s employment for Cause, all outstanding Other Stock Based Awards shall be immediately forfeited by the Participant and the Participant shall have no further rights with respect thereto. 11. Performance-Based Awards The Performance-Based Awards shall be subject to the following terms and conditions: (a) Performance Targets, Target Awards and Performance Schedules Within 90 days after the beginning of a Performance Period, and in any case before 25% of the Performance Period has elapsed, the Committee shall establish (a) Performance Targets for such Performance Period, (b) Target Awards for each Participant, and (c) Performance Schedules for such Performance Period. The Performance Targets may be with respect to corporate performance, operating group or sub group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Performance Measures described below. (b) Performance Measures The Performance Targets upon which the payment or vesting of any Performance-Based Award depends shall relate to one or more of the following Performance Measures: (i) net income or operating net income (before or after taxes, interest, depreciation, amortization, and/or nonrecurring/unusual items), (ii) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales or other financial criteria, (iii) revenue or net sales, (iv) gross profit or operating gross profit, (v) cash flow, (vi) productivity or efficiency ratios, (vii) share price or total shareholder return, (viii) earnings per share, (ix) budget and expense management, (x) customer and product measures, including market share, high value client growth, and customer growth, (xi) working capital turnover and targets, (xii) margins, and (xiii) economic value added or other value added measurements, in any such case (x) considered absolutely or relative to historic performance or relative to one or more other businesses and (y) determined for the Company or any business unit or division thereof. 13

The measurement of any Performance Measure(s) may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto. Each Performance Measure may be expressed on an absolute and/or relative basis and may be used to measure the performance of any Participant or group of Participants, or Luxfer, the Company or a Subsidiary as a whole or any business unit of Luxfer or any Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate. (c) Certification Except as otherwise provided in the Plan, no distribution shall be made under this Plan until after the Committee has certified the attainment of the Performance Targets and the amount to be paid to each Participant. (d) Service Requirements Nothing in this Section 11 is intended to limit the Committee’s discretion to adopt any service conditions or restrictions with respect to Performance-Based Awards. 12. Adjustment upon Certain Changes (a) Adjustment of Shares If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of Luxfer, without the fair market value consideration, then (i) the number of Shares available for Awards under the Plan and awards under the Director EIP set forth in Section 3, (ii) the Exercise Prices of and number of Shares subject to outstanding Options and Stock Appreciation Rights and (iii) the nominal value per Share, if applicable, and the number of Shares subject to other outstanding Awards, may be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and in compliance with applicable securities laws and, to the extent applicable, Section 409A of the Code. In addition, except insofar as the Board (on behalf of Luxfer) agrees to capitalize Luxfer’s reserves and apply the same in paying up any difference between the Exercise Price (or any amount payable per Share in relation to an Award) and the nominal value of the Shares, the Exercise Price (or other amount payable per Share in relation to an Award) of any Award over Shares that are to be newly issued by Luxfer in satisfaction of the Award shall not be reduced below a Share’s nominal value. (b) Certain Mergers Subject to any required action by the shareholders of Luxfer, in the event that the Company shall be the surviving corporation in any merger, consolidation or similar transaction 14 as a result of which the holders of Shares receive consideration consisting exclusively of securities of such surviving corporation, the Committee may, to the extent deemed appropriate by the Committee, adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of Shares subject to such Award would have received in such merger or consolidation. (c) Certain Other Transactions In the event of (i) a dissolution or liquidation of Luxfer, (ii) a sale of all or substantially all of the Luxfer’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving Luxfer in which Luxfer is not the surviving corporation or (iv) a merger, consolidation or similar transaction involving Luxfer in which Luxfer is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion, have the power to: (i) cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each Share subject to such Award equal to the value, as determined by the Committee in its reasonable discretion, of such Award, provided that with respect to any outstanding Option or Stock Appreciation Right, such value shall be equal to the excess of (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a Share as a result of such event over (B) the Exercise Price of such Option or Stock Appreciation Right; or (ii) provide for the exchange of each Award (whether or not then exercisable or vested) for an award with respect to, as appropriate, some or all of the property which a holder of the number of Shares subject to such Award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its reasonable discretion in the Exercise Price of the Award, or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award. (d) Notice The Company shall give each Participant notice of an adjustment, substitution, cancellation or other action hereunder and, upon notice, such adjustment, substitution, cancellation or other action shall be conclusive and binding for all purposes. Notwithstanding the foregoing, the Committee may, in its discretion, decline to take action under this Section 12 with respect to any Award if the Committee determines that such action would violate (or cause the Award to violate) applicable law or result in adverse tax consequences to the Participant or to the Company. (e) Changes to Awards Subject to Performance Conditions 15

In the event of any transaction or event described in this Section 12, the Committee may, in its sole discretion, make such adjustments in any Performance Schedule, Performance Targets or Target Award, and in such other terms of any Award, as the Committee may consider appropriate in respect of such transaction or event. (f) No Repricing Notwithstanding any provision of the Plan to the contrary, in no event shall (i) any repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of Awards granted under the Plan be permitted at any time under any circumstances or (ii) any new Awards be granted in substitution for outstanding Awards previously granted to Participants if such action would be considered a repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule). (g) No Other Rights Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Luxfer or any other corporation. Except as expressly provided in the Plan, no issuance by Luxfer of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares or amount of other property subject to, or the terms related to, any Award. (h) Savings Clause No provision of this Section 12 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. 13. Rights under the Plan No person shall have any rights as a shareholder with respect to any Shares covered by or relating to any Award granted pursuant to the Plan until the date of the transfer or delivery of Shares. Except as otherwise expressly provided in Section 12, no adjustment of any Award shall be made for dividends or other rights for which the record date occurs prior to the date such Shares are transferred or delivered. Nothing in this Section 13 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any Share if it were transferred or delivered or outstanding, or from granting rights related to such dividends. The Company may, but shall not have any obligation to, establish any separate fund or trust or other segregation of assets to provide for the satisfaction of Awards under the Plan. 16

14. No Special Employment Rights; No Right to Award Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person. 15. Securities Matters The Company shall be under no obligation to effect the registration pursuant to the Securities Act or any federal, state or non-U.S. securities laws of any Shares to be transferred or delivered hereunder or to effect similar compliance under any state laws. Notwithstanding anything in the Plan to the contrary, the Company shall not be obligated to cause to be transferred or delivered any Shares pursuant to the Plan unless and until the Company is advised by its counsel that the transfer and delivery of Shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition to the transfer and delivery of Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that certificates, if any, evidencing such Shares, bear such legends, as the Committee deems necessary or desirable. The exercise of any Option or Stock Appreciation Right that is settled in Shares granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the transfer or delivery of Shares pursuant to such exercise is in compliance with all applicable laws and regulations and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Award hereunder or the delivery or transfer of Shares pursuant to any Award pending or to ensure compliance under federal, state, non-U.S. securities laws and the requirements of any securities exchange on which Shares are traded. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Award or the delivery or transfer of Shares pursuant to any Award. During the period that the effectiveness of the exercise of an Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto. The issue or transfer of any Shares under the Plan shall be subject to Luxfer’s Articles of the Association and to any necessary consents of any governmental or other authorities (in any jurisdiction) under any enactments or regulations from time to time in force. The Participant shall comply with any requirements to be fulfilled in order to obtain or obviate the necessity of any such consent. 17

16. Withholding Taxes (a) Payment of Taxes Participants shall be solely responsible for any applicable taxes imposed on the Participant by applicable law (including without limitation income, social security and excise taxes but excluding any taxes imposed in connection with the issuance of Shares) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting, settlement or exercise of any Award. Notwithstanding any provision of the Plan to the contrary, in no event shall the Company or the Committee be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment under U.S. or non-U.S. law, including, without limitation, under Section 409A of the Code. (b) Cash Remittance Whenever Shares are to be transferred or delivered upon the exercise, grant or vesting of an Award, and whenever any cash amount shall become payable in respect of any Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant, vesting or payment prior to the delivery of Shares or recordation by the Company of the Participant or his or her nominee as the owner of such Shares or the effectiveness of the lapse of such restrictions or making of such payment. In addition, upon the exercise or settlement of any Award in cash, or any payment (including in Shares) with respect to any Award, the Company shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state, local and/or non- U.S. withholding tax requirements, if any, attributable to such exercise, settlement or payment. (c) Share Remittance At the election of the Participant, subject to the approval of the Committee, when Shares are to be transferred or delivered upon the exercise, grant or vesting of an Award, the Participant may tender to the Company a number of Shares that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant or vesting, but not greater than the minimum withholding obligations. Such election shall satisfy the Participant’s obligations under Section 16(a) hereof, if any. 18

(d) Share Withholding At the election of the Participant, subject to the approval of the Committee, when Shares are to be transferred or delivered upon the exercise, grant or vesting of an Award, the Company shall withhold a number of such Shares determined by the Committee to be sufficient to satisfy the minimum federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant or vesting, but not greater than the minimum withholding obligations. Such election shall satisfy the Participant’s obligations under Section 16(a) hereof, if any. 17. Amendment or Termination of the Plan (a) The Board may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 17 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan. (b) The Committee may amend or modify the terms and conditions of an Award to the extent that the Committee determines, in its sole discretion, that the terms and conditions of the Award violate or may violate Section 409A of the Code; provided, however, that (i) no such amendment or modification shall be made without the Participant’s written consent if such amendment or modification would violate the terms and conditions of any other agreement between the Participant and the Company and (ii) unless the Committee determines otherwise, any such amendment or modification of an Award made pursuant to this Section 17(b) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision without contravening the provisions of Section 409A of the Code. The amendment or modification of any Award pursuant to this Section 17(b) shall be at the Committee’s sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the Committee’s failure to make any such amendments or modifications for purposes of complying with Section 409A of the Code or for any other purpose. To the extent the Committee amends or modifies an Award pursuant to this Section 17(b), the Participant shall receive notification of any such changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the Award and the applicable Award Agreement. 19

18. Transfers upon Death Upon the death of a Participant, to the extent provided in the applicable Award Agreement, (i) any outstanding Options and Stock Appreciation Rights granted to such Participant may be exercised only by the Beneficiary and (ii) any Award granted to such Participant may only be transferred to the Beneficiary. The Beneficiary, as a condition of such exercise or transfer, as the case may be, shall be bound in all respects by the provisions of the Plan and the applicable Award Agreement as if the Beneficiary were an original party thereto and by the acknowledgements made by the Participant in connection with the grant of the Award and all references in the Plan and the applicable Award Agreement to the Participant shall be deemed to refer to such Beneficiary. Any attempt to Transfer an Award in violation of the Plan shall render such Award null and void. 19. Change in Control (a) Treatment of the Awards Unless otherwise set forth in the Award Agreement, upon a Change in Control, (i) each outstanding Time-Based Award shall become fully vested and (a) with respect to Options and Stock Appreciation Rights, exercisable or (b) with respect to all other Awards hereunder, settled in cash or Shares, as applicable, and all restrictions thereon shall lapse, and except as otherwise provided in the Plan or in the applicable Award Agreement or as otherwise communicated to the Participants by the Committee in connection with the Change in Control, an Option or a Stock Appreciation Right shall lapse on the first anniversary of the Change in Control to the extent not theretofore exercised. (ii) each outstanding Performance-Based Award shall become vested and exercisable and/or settled in cash or Shares, as applicable, and the restrictions thereon shall lapse, in each case, with respect to the number of Shares underlying such Award or the amount of cash that is equal to (x) the number of Shares underlying such Award or cash amount under an Award that would have been vested in or delivered to the Participant, as applicable, for the full Performance Period, as determined by the Committee in its sole discretion, taking into account actual performance results as of the date of a Change in Control multiplied by (y) a fraction, the numerator of which is the number of days during such Performance Period that have elapsed prior to (and including) the date of the Change in Control and the denominator of which is the total number of days in such Performance Period, rounded down to the nearest whole number of Shares. Any portion of a Performance-Based Award that does not vest pursuant to this clause (ii) shall be forfeited or lapse, as applicable, as of the date of the Change in Control and the Participant shall have no further rights with respect thereto. (b) 409A Savings Clause Notwithstanding the foregoing and for the purposes of timing of payment, distribution or settlement only, a Change in Control shall not be deemed to occur under this Section 19 of the 20

Plan with respect to any Award that constitutes “non-qualified deferred compensation” within the meaning of Section 409A of the Code and is granted to a Participant subject to United States taxation, unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Final Regulation 1.409A-3(i)(5), or any successor thereto. (c) 280G Cutback In the event that it shall be determined by the Committee that any benefit provided or payment made by the Company to or for the benefit of the Participant, whether paid or payable or distributed or distributable pursuant to the terms of the Plan or any other agreement, plan, program, arrangement or otherwise (“Parachute Payments”), would subject the Participant to an obligation to pay an excise tax imposed by Section 4999 of the Code or any interest or penalties related to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), the amount of Parachute Payments payable to such Participant shall be reduced in the manner determined by the Committee, to the extent and only to the extent that such reduction would result in a greater after-tax benefit for such Participant than if the Parachute Payments were not reduced; provided, however, that in no event shall such reduction be effected through a delay in the timing of any Payment that is subject to Section 409A of the Code (or that would become subject to 409A of the Code as a result of such delay). 20. Fractional Shares The Company shall not be required to issue any fractional Shares pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash. 21. Nominal Value If determined by the Committee, the vesting/exercise of an Award over Shares and the issue of Shares pursuant to the Award will be subject to the payment of the aggregate nominal value of the underlying Shares by the Participant. Any cash payment to be made to a Participant pursuant to Section 12(c)(i) of the Plan in consideration of the cancellation of an Award or an award that is provided in exchange for an Award pursuant to Section 12(c)(ii) of the Plan, shall where appropriate and if determined by the Committee, take account of the nominal value of the Shares subject to the Award. 22. Data Protection It shall be a condition of an Award that the Participant agrees and consents to: (a) The collection, use, processing and transfer of Participant’s Personal Data by the Company, any trustee or third party administrator of the Plan, the Company’s registrars, or any broker through whom Shares are to be sold on behalf of a Participant. (b) The Company, any trustee or third party administrator of the Plan, the Company’s registrars, or any broker through whom Shares are to be sold on behalf of a Participant 21 transferring the Participant's Personal Data amongst themselves for the purposes of implementing, administering and managing the Plan and the grant of Awards and the acquisition of Shares pursuant to Awards, the disposal of such Shares or the making of any cash payment under the Plan. (c) The use of Personal Data by any such person for any such purposes; and (d) The transfer to and retention of Personal Data by third parties including any trustee or third party administrator of the Plan for or in connection with such purposes. 23. Service of Documents (a) Except as otherwise provided in the Plan, any written notice or document to be given by, or on behalf of, the Company or any administrator of the Plan to a Participant in accordance or in connection with the Plan may be given by hand or sent by pre-paid first class mail (airmail if overseas), facsimile transmission or email to the Participant's home or work address, facsimile number or email address last known to the Company to be the Participant’s address, facsimile number or email address. Subject to the paragraph (d) of this Section 23 any notice or document given in accordance with this Section 23 shall be deemed to have been given: (i) upon delivery, if delivered by hand; (ii) after 24 hours, if sent by mail; after 4 hours, if sent by facsimile transmission; and (iv) at the time of transmission, if sent by email except that a notice or document shall not be duly given by email unless that person is known by his employer company to have personal access during his normal business hours to information sent to him by email. (b) Any notice or document so sent to a Participant shall be deemed to have been duly given notwithstanding that such person is then deceased (and whether or not the Company has notice of his death) except where his personal representatives have supplied an alternative address to which documents are to be sent to the Company. (c) Any written notice or document to be submitted or given to the Company or any administrator of the Plan in accordance or in connection with the Plan may be given by hand or sent by pre-paid first class post (airmail if overseas), facsimile transmission or email but shall not in any event be duly given unless it is actually received by the Secretary of the Company or such other individual as may from time to time be nominated by the Company and whose name and address, facsimile number or email address is notified to the Participant. (d) For the purposes of the Plan, an email shall be treated as not having been duly sent or received if the recipient of such email notifies the sender that it has not been opened because it contains, or is accompanied by a warning or caution that it could contain or be subject to, a virus or other computer program which could alter, damage or interfere with any computer software or email. 24. Third Party Rights Except as otherwise expressly stated to the contrary, neither the Plan nor the making of any Award shall have the effect of giving any third party any rights under the Plan pursuant to 22 the UK Contracts (Rights of Third Parties) Act 1999 or otherwise and that Act shall not apply to the Plan or to the terms of any Award under it. 25. Governing Law (a) This Plan and any Award shall be governed by, and construed in accordance with, English law. (b) Any person or persons referred to in the Plan shall: (i) submit to the exclusive jurisdiction of the English courts as regards any claim, legal action, dispute, difference or proceedings concerning an Award or any matter arising from, or in relation to, the Plan; (ii) waive personal service of any proceedings; (iii) agree that service on him or it of proceedings may be effected by registered mail to his or its address for service of notices under the Plan; and (iv) waive any objection to proceedings taking place in the English courts on the grounds of venue or that proceedings have been brought in an inconvenient forum. 23

AMENDMENT NO. 1 TO LUXFER HOLDINGS PLC LONG-TERM UMBRELLA INCENTIVE PLAN The Luxfer Holdings PLC Long-Term Umbrella Incentive Plan (the “Plan”) is hereby amended effective as of January 23, 2013 as follows: 1. By deleting Section 3(c) of the Plan in its entirety and replacing it by the following: “(c) Unless otherwise determined by the Committee, the maximum value of the Awards granted under the Plan in any calendar year shall not exceed in the aggregate: (i) 150% of base salary for the Chief Executive Officer, (ii) 120% of base salary for the Chief Financial Officer and other members of the Executive Management Board of Luxfer (other than the Chief Executive Officer), and (iii) 100% of base salary for other Participants. For purposes of these individual limits, the Awards shall be valued as follows: (i) Time-Based Restricted Stock and Time-Based Restricted Stock Units shall be valued at the Fair Market Value of Shares subject to the Award on the date of grant; (ii) Options and Stock Appreciation Rights shall be valued at one-third of the Fair Market Value of Shares subject to the Award on the date of grant; (iii) Performance-Based Restricted Stock and Performance-Based Restricted Stock Units shall be valued at 50% of the Fair Market Value on the date of grant of the Target Award; (iv) Cash Incentive Awards shall be valued at the maximum cash value payable under the Award, and (v) Other Stock Based Awards shall be valued, as determined by the Committee in good faith at the time of grant, by reference to the Fair Market Value of Shares subject to the Award at the time of grant.” 2. By deleting Section 7(c) of the Plan in its entirety and replacing it by the following: “(c) The Committee may provide that any dividends declared on the Restricted Stock before they are vested shall either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions that apply to the Shares of Restricted Stock to which they relate, or (ii) be credited by the Company to an account for the Participant and accumulated with or without interest until the date upon which the Shares of Restricted Stock to which they relate become vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant. In cased dividends are reinvested, the number of additional Shares shall be determined by first (i) multiplying the number of Shares of Restricted Stock subject to an Award on the dividend payment date by the per-Share dollar amount of the dividend so paid, and then (ii) dividing the resulting amount by the Fair Market Value of Shares on the dividend payment date, with the number of Shares rounded down to the nearest whole number and the cash balance remaining being carried forward and added to the dividend amounts (if any) paid on the next occasion. If 24

Shares of Restricted Stock subject to an Award are forfeited, the additional Shares that relate to such Restricted Stock shall also be forfeited.” 3. By deleting Section 5(c) of the Plan in its entirety and replacing it by the following: “(c) Each Award granted under the Plan shall be evidenced by an Award Agreement, in form and substance approved by the Committee. Except as otherwise determined by the Committee, an Award may not be Transferred.” 4 This amendment shall not affect any other provisions of the Plan and the Plan shall remain in full force and effect. 25

AMENDMENT NO. 2 TO LUXFER HOLDINGS PLC LONG-TERM UMBRELLA INCENTIVE PLAN The Luxfer Holdings PLC Long-Term Umbrella Incentive Plan (the “Plan”) is hereby amended effective as of March 28, 2013 as follows: 1. By deleting Section 2(r) of the Plan in its entirety and replacing it by the following: “(r) “Fair Market Value” means, with respect to a Share, as of the applicable date of determination (i) (x) for purposes of Sections 3(c) and 6(a) hereof, the closing price per Share on the trading day immediately preceding such date as reported on the New York Stock Exchange and (y) for all other purposes, the closing price per Share on that date as reported on the New York Stock Exchange (or if not reported, the closing price per Share on the trading day immediately preceding such date as reported on the New York Stock Exchange) or (ii) if not so reported, as determined by the Committee in its sole discretion using a reasonable valuation method taking into account, to the extent applicable, the requirements of Section 409A of the Code.” 2. This amendment shall not affect any other provisions of the Plan and the Plan shall remain in full force and effect. 26

AMENDMENT NO. 3 TO LUXFER HOLDINGS PLC LONG-TERM UMBRELLA INCENTIVE PLAN The Luxfer Holdings PLC Long-Term Umbrella Incentive Plan (the “Plan”) is hereby amended effective as of January 23, 2018 as follows: 1. By deleting the reference to American Depositary Shares. 2. In 2(u) By changing the nominal shares of Luxfer’s ordinary shares to a nominal value £0.50 per share, or any other security into which the ordinary shares shall be changed pursuant to the adjustment provisions of Section 12 of the Plan. 3. In 3(b) By increasing the maximum number of Shares that initially may be available for Awards under the Plan and awards under the Director EIP, in the aggregate, shall be a number equal to 2,010,820, which represents 7.4% of the outstanding share capital of Luxfer as of the Effective Date. 4. In 2(g) by increasing the percentage from 30% to 40% in (i) if any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s outstanding securities (other than any Person who was a “beneficial owner” of securities of the Company representing 40% or more of the combined voting power of the Company’s outstanding securities prior to the Effective Date); 27

AMENDMENT NO. 4 TO LUXFER HOLDINGS PLC LONG-TERM UMBRELLA INCENTIVE PLAN The Luxfer Holdings PLC Long-Term Umbrella Incentive Plan (the “Plan”) is hereby amended effective as of May 22, 2018 as follows: 1. By removing references to “Executive Management Board” and replacing with “Executive Leadership Team”, throughout. 2. Section 3(c) “Individual Award Limits; Valuation”, following shareholder approval of the updated Remuneration Policy at the 2018 annual general meeting, updating the maximum value of the share award in any calendar year under the UIP from 150% to 220% for the Chief Executive Officer and from 120% to 150% for the Chief Financial Officer and all other members of the Executive Leadership Team (excluding the Chief Executive Officer). 28

AMENDMENT NO. 5 TO LUXFER HOLDINGS PLC LONG-TERM UMBRELLA INCENTIVE PLAN The Luxfer Holdings PLC Long-Term Umbrella Incentive Plan (the “Plan”) is hereby amended effective as of March 5, 2019 as follows: 1. Section 6(b) “Options and Stock Appreciation Rights; (b) Vesting”, amended to include the following text “Unless otherwise determined by the Committee”. 29